Exhibit 99
                                                                      ----------

                      Direct General Corporation Announces
                              Third Quarter Results


     NASHVILLE, Tenn.--(BUSINESS WIRE)--Oct. 31, 2006--Direct General Corporation (Nasdaq: DRCT) today announced third quarter 2006 net income of $7.0 million or $0.35 per share, on a diluted basis. Comparatively, net income for the third quarter of 2005 was $7.3 million or $0.34 per diluted share. Increasing premium volumes and lower frequency on claims favorably impacted the Company's results for the quarter.

     For the three months ended September 30, 2006, gross premiums written increased 6.6% to $103.5 million, as compared to the same period in 2005. The Company experienced increasing premium volumes in nearly all of its states with over half of the increase coming from the expansion states of Texas, Missouri and Virginia.

     William Adair, Chairman and CEO, stated, "The nonstandard automobile insurance market remains very competitive. However, we are beginning to see some benefits from our sales and marketing initiatives. We are on target to launch our Independent Agency program in Tennessee before year-end and the project to enhance our Internet program continues. Early in October, we commenced writing new business in Illinois, our thirteenth state, on a limited basis. We are encouraged with the current trends in premium volumes and anticipate that these trends will continue."

     During the three months ended September 30, 2006, gross revenues, a non-GAAP financial measure that the Company uses as the primary measure of the underlying growth of its revenue streams from period to period, increased 6.3% to $129.8 million from $122.1 million in the corresponding period in 2005. Gross revenues are reconciled to total revenues in the Selected Financial Data and Key Ratios Table accompanying this press release. Net premiums written for the third quarter of 2006 increased 20.8% to $103.3 million as compared to the third quarter of 2005, due to the increase in gross premiums written and an increase in the percentage of business retained. As a result of the Company's elimination of quota share reinsurance in 2006, nearly all of the business written in the current quarter was retained as compared to the third quarter of 2005, when the Company only retained 88.1% of its business. Net premiums earned, a function of net premiums written in the current and prior periods, were $107.0 million and $100.7 million in the three months ended September 30, 2006 and 2005, respectively.

     Net loss ratios, which include both loss and loss adjustment expenses, were 75.2% and 78.2% for the third quarter of 2006 and 2005, respectively. There were no storm losses in the current quarter; however, the loss ratio in the third quarter of 2005 included 2.5 points of catastrophic losses associated with Hurricanes Katrina and Rita. The Company's reserves continue to develop favorably. In the current quarter, the Company recognized a slight reduction in prior years' reserves, which reduced the loss and combined ratios by 0.5 points. Comparatively, the Company recognized 2.0 points of adverse reserve development in the third quarter of 2005.

     The combined ratio was 94.1% in the third quarter of 2006, as compared to 92.2% for the corresponding period in 2005. The increase in the combined ratio reflected the higher net expense ratio which more than offset the decline in the loss ratio. The increase in the net expense ratio is driven by increased costs associated with the expansions in Texas, Missouri and Virginia and a higher level of advertising costs and interest expense.

     Conference Call

     The Company will hold a conference call to discuss its third quarter 2006 results at 11:00 a.m. (EST), November 1, 2006. The conference call will be broadcast over the Internet. To listen to the call via the Internet, go to Direct's website, www.direct-general.com, click on Investors and follow the instructions at the webcast link. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The archived webcast will be available shortly after the call on the Company's website until the Company's next conference call.

     GENERAL INFORMATION

     Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed predominantly by its own employee-agents. Direct General's current operations are concentrated primarily in the southeastern part of the United States. Additional information about Direct can be found online at www.directgeneral.com.

     Safe Harbor Statement

     This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934.

     These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.

     Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.

     In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.


DIRECT GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                        (Unaudited)                (Unaudited)
                    Three Months Ended          Nine Months Ended
                       September 30,              September 30,
                 -----------------------------------------------------
                                     %                           %
                   2006     2005   Change    2006      2005    Change
                 -----------------------------------------------------

                       (In thousands - except per share amounts)
Revenues
 Premiums earned $107,002 $100,716    6.2  $316,348  $307,366     2.9
 Finance income    10,648   10,379    2.6    33,502    34,680    (3.4)
 Commission and
  service fee
  income           10,721   10,906   (1.7)   35,157    36,289    (3.1)
 Net investment
  income            4,950    3,741   32.3    13,878    10,616    30.7
 Net realized
  gains (losses)
  on securities
  and other            73      188  (61.2)     (561)      (67)     NM
----------------------------------------------------------------------
     Total
      revenues    133,394  125,930    5.9   398,324   388,884     2.4
----------------------------------------------------------------------
Expenses
 Insurance losses
  and loss
  adjustment
  expenses         80,466   78,725    2.2   239,629   231,092     3.7
 Selling, general
  and
  administrative
  costs            38,626   33,127   16.6   112,398   100,233    12.1
 Interest expense   2,984    2,259   32.1     8,780     5,519    59.1
----------------------------------------------------------------------
     Total
      expenses    122,076  114,111    7.0   360,807   336,844     7.1
----------------------------------------------------------------------
 Income before
  income taxes     11,318   11,819   (4.2)   37,517    52,040   (27.9)
 Income tax
  expense           4,283    4,559   (6.1)   14,170    19,701   (28.1)
----------------------------------------------------------------------
     Net income    $7,035   $7,260   (3.1)  $23,347   $32,339   (27.8)
----------------------------------------------------------------------

Earnings per
 Share
Numerator:
 Net income        $7,035   $7,260          $23,347   $32,339
----------------------------------         -------------------
Denominator:
 Weighted average
  common shares
  outstanding    20,347.7 21,229.8         20,346.3  21,708.4
 Dilutive stock
  options            36.9     45.6             38.6      65.2
----------------------------------         -------------------
 Weighted average
  common shares
  outstanding for
  purposes of
  computing
  diluted
  earnings per
  common share   20,384.6 21,275.4         20,384.9  21,773.6
----------------------------------         -------------------

Basic earnings
 per common share   $0.35    $0.34            $1.15     $1.49
----------------------------------         -------------------
Diluted earnings
 per common share   $0.35    $0.34            $1.15     $1.49
----------------------------------         -------------------

----------------------------------
NM = Not Meaningful

             DIRECT GENERAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)
                                  September 30, December 31,
                                      2006          2005     % Change
                                  ------------------------------------
                                        (In thousands)
Assets
  Investments:
    Debt securities available-for-
     sale, at fair value              $421,837     $388,032       8.7
    Short-term and other
     investments                         4,327        3,688      17.3
----------------------------------------------------------------------
        Total investments              426,164      391,720       8.8
  Cash and cash equivalents             70,389       64,527       9.1
  Finance receivables, net             231,452      214,796       7.8
  Goodwill, net                         31,621       31,621         -
  Reinsurance balances receivable       15,552       27,083     (42.6)
  Prepaid reinsurance premiums           1,223       24,440     (95.0)
  Other assets                          86,673       86,825      (0.2)
----------------------------------------------------------------------
        Total assets                  $863,074     $841,012       2.6
----------------------------------------------------------------------

Liabilities and Shareholders'
 Equity
  Loss and loss adjustment expense
   reserves                           $136,356     $131,408       3.8
  Unearned premiums                    231,440      214,715       7.8
  Reinsurance balances payable and
   funds held                           10,199       32,024     (68.2)
  Notes payable                        153,345      153,009       0.2
  Debentures payable                    41,238       41,238         -
  Other liabilities                     30,068       31,086      (3.3)
----------------------------------------------------------------------
        Total liabilities              602,646      603,480      (0.1)
----------------------------------------------------------------------

----------------------------------------------------------------------
  Shareholders' equity
      Common stock, no par;
       authorized shares -
       100,000.0; issued shares -
       20,347.7 and 20,339.2 at
       September 30, 2006 and
       December 31, 2005,
       respectively                     70,685       69,700       1.4
      Retained earnings                192,685      171,780      12.2
      Accumulated other
       comprehensive loss               (2,942)      (3,948)    (25.5)
----------------------------------------------------------------------
        Total shareholders' equity     260,428      237,532       9.6
----------------------------------------------------------------------
             Total liabilities and
              shareholders' equity    $863,074     $841,012       2.6
----------------------------------------------------------------------

                      DIRECT GENERAL CORPORATION
                SELECTED FINANCIAL DATA AND KEY RATIOS

The following table presents our gross premiums written in our major markets and provides a reconciliation of gross revenues (a non-GAAP financial measure) to total revenues, a summary of gross, ceded and net premiums written and earned, and key financial ratios for the periods presented ($ in millions):

                              (Unaudited)            (Unaudited)
                           Three Months Ended     Nine Months Ended
                             September 30,          September 30,
                         ---------------------------------------------
                          2006   2005  %Change   2006   2005  %Change
                         ---------------------------------------------
Gross premiums written
    Florida               $48.4  $51.8    (6.6) $160.6 $176.5    (9.0)
    Tennessee              12.8   12.9    (0.8)   43.2   47.7    (9.4)
    Texas                   9.3    7.9    17.7    34.3   30.9    11.0
    Georgia                 6.5    6.3     3.2    23.0   22.5     2.2
    Louisiana               6.3    2.7   133.3    20.1   19.8     1.5
    Mississippi             5.1    4.4    15.9    22.1   19.4    13.9
    All other states       15.1   11.1    36.0    50.0   39.9    25.3
----------------------------------------------------------------------
Gross premiums written   $103.5  $97.1     6.6  $353.3 $356.7    (1.0)
Ancillary income           21.3   21.3       -    68.7   71.0    (3.2)
Net investment income       5.0    3.7    35.1    13.9   10.6    31.1
----------------------------------------------------------------------
    Gross revenues (1)    129.8  122.1     6.3   435.9  438.3    (0.5)
Ceded premiums written     (0.2) (11.6)  (98.3)    3.0  (40.9) (107.3)
Change in net unearned
 premiums                   3.7   15.2   (75.7)  (40.0)  (8.5)     NM
Net realized gains
 (losses) on securities
 and other                  0.1    0.2   (50.0)   (0.6)  (0.1)     NM
----------------------------------------------------------------------
    Total revenues       $133.4 $125.9     5.9  $398.3 $388.8     2.4
----------------------------------------------------------------------
Gross premiums written   $103.5  $97.1     6.6  $353.3 $356.7    (1.0)
Ceded premiums written     (0.2) (11.6)  (98.3)    3.0  (40.9) (107.3)
----------------------------------------------------------------------
    Net premiums written $103.3  $85.5    20.8  $356.3 $315.8    12.8
----------------------------------------------------------------------
Gross premiums earned    $111.0 $114.3    (2.9) $336.6 $352.2    (4.4)
Ceded premiums earned      (4.0) (13.6)  (70.6)  (20.3) (44.8)  (54.7)
----------------------------------------------------------------------
    Net premiums earned  $107.0 $100.7     6.2  $316.3 $307.4     2.9
----------------------------------------------------------------------
Key Financial Ratios
-------------------------
Loss ratio - net (2)       75.2%  78.2%           75.7%  75.2%
Expense ratio - net (3)    18.9%  14.0%           16.6%  11.3%
---------------------------------------         --------------
   Combined ratio - net
    (4)                    94.1%  92.2%           92.3%  86.5%
---------------------------------------         --------------


NM = Not Meaningful

(1) Gross Revenues (a non-GAAP financial measure). Gross revenues is the sum of gross premiums written plus ancillary income (finance income and commission and service fee income) plus net investment income (excluding realized gains and losses). We use gross revenues as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues are reconciled to total revenues in the table above.

(2) Loss ratio. Loss ratio is the ratio (expressed as a percentage) of losses and loss adjustment expenses incurred to premiums earned and measures the underwriting profitability of a company's insurance business.

(3) Expense ratio. Expense ratio is the ratio (expressed as a percentage) of net operating expenses to premiums earned and measures a company's operational efficiency in producing, underwriting and administering its insurance business. For statutory accounting purposes, operating expenses of an insurance company exclude investment expenses, and are reduced by other income. There is no such industry definition for determining an expense ratio for GAAP purposes. As a result, we apply the statutory concept of net operating expenses in calculating our expense ratio on a GAAP basis. We reduce our operating expenses by ancillary income (excluding net investment income and realized gains (losses) on securities) to calculate our net operating expenses.

(4) Combined ratio. Combined ratio is the sum of the loss ratio and the expense ratio and measures a company's overall underwriting profit. If the combined ratio is at or above 100, an insurance company cannot be profitable without investment income (and may not be profitable if investment income is insufficient). We use the GAAP combined ratio in evaluating our overall underwriting profitability and as a measure for comparison of our profitability relative to the profitability of our competitors.


     CONTACT: Direct General Corporation
              William J. Harter, 901-541-3399
              Senior Vice President
              Corporate Development, Banking & Finance
              Fax: 901-366-3875
              Email: bill.harter@directgeneral.com